Exhibit 3.1

Effective March 29, 2018

AMENDED AND RESTATED BY-LAWS

of

PHILIP MORRIS INTERNATIONAL INC.
ARTICLE I

Meetings of Shareholders

Section 1.    Annual Meetings. - The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, and any postponement or adjournment thereof, shall be held on such date and at such time and place as the Board of Directors may in its discretion determine.

Section 2.    Special Meetings. - Unless otherwise provided by law, special meetings of the shareholders may be called by the chairman of the Board of Directors or by order of the Board of Directors, whenever deemed necessary. At a special meeting of shareholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

Section 3.    Place of Meetings. - All meetings of the shareholders shall be held at such places as from time to time may be fixed by the Board of Directors.

Section 4.    Notice of Meetings. - Notice, stating the place, day and hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting (unless a different time is specified herein or by law) to each shareholder of record having voting power in respect of the business to be transacted thereat. Notice of a shareholders’ meeting to act on an amendment of the Articles of Incorporation, a plan of merger, share exchange, domestication or entity conversion, a proposed sale of the Corporation’s assets pursuant to § 13.1-724 of the Virginia Stock Corporation Act or the dissolution of the Corporation shall be given not less than 25 nor more than 60 days before the date of the meeting and shall be accompanied, as appropriate, by a copy of the proposed amendment, plan of merger or share exchange, domestication, entity conversion, or sale agreement.

Notwithstanding the foregoing, a written waiver of notice signed by the person or persons entitled to such notice and delivered to the Secretary of the Company, either before or after the time of the meeting that is subject to such notice, shall be equivalent to the giving of such notice. A shareholder who attends a meeting shall be deemed to have (a) waived objection to lack of notice or defective notice of the meeting, unless at the beginning of the meeting he or she objects to holding the meeting or transacting business at the meeting, and (b) waived objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless he or she objects to considering the matter when it is presented.

Section 5.    Quorum. - At all meetings of the shareholders, unless a greater number or voting by classes is required by law, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is set for that meeting. If a quorum is present, action on a matter is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the vote of a greater number or voting by classes is required by law or the Articles of Incorporation. Less than a quorum may adjourn a meeting.

Section 6.    Organization and Order of Business. - At all meetings of the shareholders, the chairman of the Board of Directors or, in the chairman’s absence, the chief executive officer, shall act as chairman. In the absence of the foregoing persons, or, if present, with their consent, a majority of the shares entitled to vote at such meeting may appoint any person to act as chairman. The secretary of the Corporation shall act as secretary at all meetings of the shareholders. In the absence of the secretary, the chairman may appoint any person to act as secretary of the meeting.

The chairman shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the dismissal of business not properly presented, the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls.

No business shall be conducted at a meeting of the shareholders except in accordance with the procedures set forth in this Section 6. Nominations for the election of directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors who complies with the procedures set forth in this Section 6. The proposal of other business that may properly be considered by shareholders at a meeting may be made only (i) by or at the direction of the Board of Directors as permitted by law or (ii) by any shareholder who was a shareholder of record at the time such shareholder gave notice of such proposal as provided for in this Section 6, who is entitled to vote on the proposal and who complies with the procedures set forth in this Section 6.

In addition to any other applicable requirements, for a nomination to be brought at an annual meeting or a special meeting called for the election of directors, or for other business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder’s notice of intention to make a nomination at an annual meeting or at a special meeting called for the election of directors, or to propose other business at an annual meeting, must be given, either by personal delivery or by United States certified mail, postage prepaid, and received at the principal executive offices of the Corporation, in the case of an annual meeting, (i) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation’s proxy statement in connection with the last annual meeting of shareholders, or (ii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, not less than 60 days before the date of the applicable annual meeting, or, in the case of a special meeting of shareholders called for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders.

A shareholder’s notice to the secretary shall set forth as to each matter the shareholder proposes to bring before the meeting either the information required by Rule 14a-8 (or its successor provision) promulgated by the Securities and Exchange Commission (the “SEC”) if submitted in accordance with and permitted by such rule or, if a nomination for the election of a director or otherwise not in accordance with such rule, as to the shareholder giving the notice, the beneficial owners, if any, on whose behalf the business is being submitted and, if such shareholder or beneficial owner is an entity, as to each director, executive, managing member or control person of such entity (any such individual or control person, a "control person"):

(a)a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented at the meeting, and the reasons for conducting such business at the meeting;

(b)the name and address, as they appear on the Corporation’s stock transfer books, of such shareholder proposing such business, and the name and address of such beneficial owners and control persons;

(c)a representation that such shareholder is a shareholder of record and intends to remain so through the date of the meeting and intends to appear in person or by proxy at such meeting to bring the business before the meeting specified in the notice;

(d) the class, series, if any, and number of shares of stock of the Corporation held of record and beneficially owned by the shareholder and such beneficial owners and control persons, and a representation that such shareholder will notify the Company in writing of the class, series, if any, and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

(e) any material interest of the shareholder and such beneficial owners and control persons in such business;

(f) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the shareholder's notice by, or on behalf of, the shareholder and such beneficial owners and control persons, the effect or intent of which is to mitigate loss, manage risk or benefit from share price change for, or maintain, increase or decrease the voting power of, such shareholder or such beneficial owners or control persons with respect to shares of stock of the Corporation, and a representation that the shareholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed;

(g) a representation whether the shareholder or the beneficial owner or control person, if any, will engage in a solicitation with respect to the nomination or business and, if so, the percentage of shares of the Corporation's capital stock entitled to vote on such matter that are believed or intended to be held by the shareholders to be solicited, the approximate number of shareholders to be solicited if less than all, and the name of each participant (as defined in Item 4 of Schedule 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regardless of whether such solicitation is subject to such provision) in such solicitation;

(h) all other information relating to the proposed business that may be required to be disclosed under the Virginia Stock Corporation Act or applicable listing standards of the primary exchange on which the Corporation's capital stock is listed or included in a proxy statement filed pursuant to the proxy rules of the SEC, and

(i) if the shareholder intends to make a nomination of an individual for election to the Board of Directors (a “Shareholder Nominee”):

(i)information regarding each Shareholder Nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC as well as other information, in each case, as set forth in a questionnaire completed and signed by the Shareholder Nominee, which shall be provided by the secretary within two weeks after receiving a written request therefor;

(ii)any additional information as necessary to permit the Board of Directors to determine if each Shareholder Nominee is independent under applicable listing standards with respect to service on the Board of Directors or any Committee thereof, under any applicable rules of the SEC or under Section 162(m) of the Internal Revenue Code, and under any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation's directors (the “Applicable Independence Standards”);

(iii)a written representation and agreement, in the form provided by the secretary within two weeks after receiving a written request therefor, relating to the Shareholder Nominee's compliance, in his or her individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, if elected as a director, with the statutory duties of directors under the Virginia Stock Corporation Act, the Corporation’s corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines, any other code of conduct, policies and guidelines or any rules, regulations and listing standards, in each case as applicable to the Corporation’s directors;

(iv)a written representation and agreement that such person (i) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question, and (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director unless the terms of such agreement, arrangement or understanding have been provided to the Corporation; and

(v)the terms of all agreements, arrangements and understandings between the shareholder and each Shareholder Nominee and any other person or persons, including the shareholder, such beneficial owners and any control persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder or that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Exchange Act if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the "registrant" for purposes of such rule and the nominee were a director or executive officer of such registrant.

Notice of intention to make a nomination shall be accompanied by the written consent of each Shareholder Nominee to serve as director of the Corporation if elected. The secretary of the Corporation shall deliver each such shareholder’s notice that has been timely received to the Board of Directors or a committee designated by the Board of Directors for review.

Notwithstanding anything in these By-Laws to the contrary, no director nomination shall be considered and no other business shall be conducted at a meeting of shareholders except in accordance with the procedures set forth in this Section 6. The chairman of the meeting of shareholders shall, if the facts warrant, determine that the nomination or other business was not brought before the meeting in accordance with the procedures prescribed by this Section 6. If the chairman should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded and the business not properly brought before the meeting shall not be transacted. In addition to complying with the foregoing provisions of this Section 6, a shareholder seeking to have a proposal included in the Corporation’s proxy statement shall comply with the requirements of Regulation 14A under the Exchange Act (including, but not limited to, Rule 14a-8 or its successor provision).

Section 7. Proxy Access for Director Nominations.

(a) The Corporation shall include in its proxy statement for an annual meeting of shareholders the name, together with the Required Information (as defined below), of any Shareholder Nominee by a shareholder that satisfies, or by a group of no more than fifteen shareholders that satisfy, the share ownership and other requirements of Sections 6 and 7 of this Article I (an “Eligible Shareholder”), and that expressly elects at the time of providing the notice required by this Section 7 (the “Nomination Notice”) to have its nominee included in the Corporation’s proxy materials pursuant to this Section 7, provided, in the case of a nomination by a group of shareholders, the Nomination Notice includes a written agreement executed by each member of the group designating one of such members as the exclusive member to interact with the Corporation for purposes of this Section 7.

(b) To be timely and effective, a shareholder’s Nomination Notice must be given in accordance with the procedures set forth in Section 6 of this Article I.

(c) For purposes of this Section 7, the “Required Information” that the Corporation will include in its proxy statement is (i) the information concerning the Shareholder Nominee and the Eligible Shareholder that, as determined by the Corporation, is required to be disclosed in the Corporation’s proxy statement by the regulations promulgated under the Exchange Act; and (ii) if the Eligible Shareholder so elects, a Statement (as defined below). To be timely, the Required Information must be delivered to or mailed and received by the secretary of the Corporation not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of shareholders.

(d) The number of Shareholder Nominees appearing in the Corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed twenty percent of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to Section 7(b), or, if such amount is not a whole number, the closest whole number below twenty percent (the “Maximum Number”). The Maximum Number for a particular annual meeting shall be reduced by (i) the number of Shareholder Nominees who are subsequently withdrawn or that the Board of Directors itself decides to nominate for election at such annual meeting and (ii) the number of incumbent directors who had been Shareholder Nominees at any of the preceding three annual meetings and whose reelection at the upcoming annual meeting is being recommended by the Board of Directors. In the event that one or more vacancies for any reason occurs on the Board of Directors after the deadline set forth in Section 7(b) above but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. In the event that the aggregate number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 7 exceeds the Maximum Number, each Eligible Shareholder will select one Shareholder Nominee for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, going in order of the amount (largest to smallest) of shares of the stock of the Corporation each Eligible Shareholder disclosed as owned in its respective Nomination Notice submitted to the Corporation. If the Maximum Number is not reached after each Eligible Shareholder has selected one Shareholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached. If, after the deadline for submitting a Nomination Notice as set forth in Section 7(b), a shareholder becomes ineligible to maintain or withdraws his or her nomination or a Shareholder Nominee becomes unwilling to serve on the Board of Directors, whether before or after the mailing of a definitive proxy statement, then the nomination shall be disregarded, and the Corporation (i) shall not be required to include in its proxy statement or on any ballot or form of proxy the disregarded Shareholder Nominee or any successor or replacement nominee and (ii) may otherwise communicate to shareholders, including by amending or supplementing its proxy statement or ballot or form of proxy, that the Shareholder Nominee will not be included as a Nominee in the proxy statement or on any ballot or form of proxy and will not be voted on at the annual meeting.

(e) For purposes of this Section 7, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of the stock of the Corporation as to which the shareholder (or the members of the group that constitutes the Eligible Shareholder) possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such shareholder or any of its affiliates for any purpose or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which (i) the person has loaned such shares, provided that the person has the power to recall such loaned shares on three business days’ notice, or (ii) the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. Whether outstanding shares of the stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors, which determination shall be conclusive and binding on the Corporation and its shareholders.

(f) An Eligible Shareholder must have owned (as defined above) continuously for at least three years that number of shares as shall constitute three percent or more of the outstanding stock of the Corporation eligible to vote in the election of directors (the “Required Shares”) as of both (i) a date within seven calendar days prior to the date of the Nomination Notice and (ii) the record date for determining shareholders entitled to vote at the annual meeting. For purposes of satisfying the foregoing ownership requirement under this Section 7, (i) the shares of the stock of the Corporation owned by one or more shareholders, or by the person or persons who own shares of the stock of the Corporation and on whose behalf any shareholder is acting, may be aggregated, provided that the number of shareholders and other persons whose ownership of shares of stock of the Corporation is aggregated for such purpose shall not exceed 15, and (ii) a group of funds under common management and investment control shall be treated as one shareholder or person for this purpose. No person may be a member of more than one group of persons constituting an Eligible Shareholder under this Section 7. Within the time period specified in this Section 7 for providing the Nomination Notice, an Eligible Shareholder must provide the following information in writing to the secretary of the Corporation (in addition to the information required by Section 6 of this Article I):

(i)one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date of the Nomination Notice, the Eligible Shareholder owns, and has owned continuously for the preceding three years, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five business days after the record date for the annual meeting, written statements from the record holder and intermediaries verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date;

(ii)a copy of the Schedule 14N that has been filed with the SEC as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;

(iii)a representation that the Eligible Shareholder (including each member of any group of shareholders that together is an Eligible Shareholder under this Section 7) (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section 7, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee or a nominee of the Board of Directors, (D) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Corporation, (E) intends to own the Required Shares both (i) through the date of the annual meeting and (ii) for at least one year following the annual meeting, and (F) will provide facts, statements and other information in all communications with the Company and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(iv)an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information that the Eligible Shareholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Shareholder pursuant to this Article I, (C) file with the SEC all soliciting and other materials as required under Section 7(l), (D) comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, and (E) provide to the Corporation prior to the annual meeting such additional information as necessary with respect thereto.

The inspector of elections shall not give effect to the Eligible Shareholder's votes with respect to the election of directors if the Eligible Shareholder does not comply with each of the representations in clause (iii) of this Section 7(f).

(g) The Eligible Shareholder may provide to the secretary of the Corporation, at the time the information required by this Section 7 is provided, a written statement for inclusion in the Corporation’s proxy statement for the annual meeting, not to exceed five hundred words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 7, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that the Board of Directors, in good faith, believes (i) would violate any applicable law or regulation or listing standard; (ii) is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or (iii) directly or indirectly impugns the character, integrity or personal reputation of, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation, with respect to any person.

(h) If the Board of Directors determines that a shareholder who has provided a Nomination Notice is not an Eligible Shareholder or that such shareholder or Shareholder Nominee has not complied with Sections 6 and 7 of this Article I, the Shareholder Nominee will not be eligible for inclusion in the Corporation’s proxy materials.

(i) Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least twenty-five percent of the votes cast “for” the Shareholder Nominee’s election, will be ineligible to be a Shareholder Nominee pursuant to this Section 7 for the next two annual meetings.

(j) The Corporation shall not be required to include any Shareholder Nominees in its proxy materials for any meeting of shareholders (i) for which the secretary receives a notice that any shareholder intends to nominate a person for election to the Board of Directors pursuant to Section 6 of Article I hereof and such shareholder does not expressly elect at that time to have such Shareholder Nominee included in the Corporation’s proxy materials pursuant to this Section

7, (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (iii) who is not independent under the Applicable Independence Standards, as determined by the Board of Directors, (iv) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Articles of Incorporation, the listing standards of the principal exchange upon which the Corporation’s stock is traded, or any applicable law, rule or regulation, (v) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vi) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (vii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (viii) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors, or (ix) if the Eligible Shareholder or applicable Shareholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Shareholder or Shareholder Nominee or fails to comply with its obligations pursuant to Sections 6 and 7 of this Article I.

(k) Notwithstanding anything to the contrary set forth herein, the Board of Directors or the person presiding at the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have breached its or their obligations, agreements or representations under this Sections 6 or 7 of this Article I, as determined by the Board of Directors or the person presiding at the annual meeting of shareholders, or (ii) the Eligible Shareholder (or a qualified representative thereof) does not appear at the annual meeting of shareholders to present any nomination pursuant to this Section 7.

(l) The Eligible Shareholder (including any person who owns shares of stock of the Corporation that constitute part of the Eligible Shareholder’s ownership for purposes of satisfying Section 7(f) hereof) shall file with the SEC any solicitation or other communication with the Corporation’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

Section 8.     Voting. - A shareholder may vote his or her shares in person or by proxy. Any proxy shall be delivered to the secretary of the meeting or to the inspectors of election appointed in accordance with Section 11 of this Article I at or prior to the time designated by the chairman or in the order of business for so delivering such proxies. No proxy shall be valid after 11 months from its date, unless otherwise provided in the proxy. Each holder of record of stock of any class shall, as to all matters in respect of which stock of such class has voting power, be entitled to such vote as is provided in the Articles of Incorporation for each share of stock of such class standing in the holder’s name on the books of the Corporation as of the date provided in the Virginia Stock Corporation Act. Unless required by statute or determined by the chairman to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting or by such shareholder’s proxy, if there be such a proxy.

Section 9.    Written Authorization. - A shareholder or a shareholder’s duly authorized attorney-in-fact may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the shareholder or such shareholder’s duly authorized attorney-in-fact or authorized officer, director, employee or agent signing such writing or causing such shareholder’s signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature.

Section 10.    Electronic Authorization. - A shareholder or a shareholder’s duly authorized attorney-in-fact may authorize another person or persons to act for him or her as proxy by effecting or authorizing an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission. An electronic transmission shall contain or be accompanied by information from which one can determine that the shareholder, the shareholder’s agent or the shareholder’s attorney-in-fact authorized the transmission. For purposes of this Section 10 and the remainder of these By-Laws, “electronic transmission” has the meaning assigned to it in §13.1-603 of the Virginia Stock Corporation Act (or any successor provision). Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 10 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Section 11.    Inspectors. - At every meeting of the shareholders, the proxies shall be received and taken in charge, all ballots shall be received and counted and all questions concerning the qualifications of voters, the validity of proxies and the acceptance or rejection of votes shall be decided by two or more inspectors. Such inspectors shall be appointed by the chairman of the meeting. They shall be sworn faithfully to perform their duties and shall in writing certify to the returns. No candidate for election as director shall be appointed or act as inspector.

ARTICLE II

Board of Directors

Section 1.    General Powers. - The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.

Section 2.    Number. - The number of directors constituting the Board of Directors shall be fourteen.

Section 3.    Term of Office. - Each director shall serve for the term for which he or she shall have been elected and until a successor shall have been duly elected.

Section 4.    Nomination and Election of Directors.

(a)Except as provided in subsection (b) of this Section 4, each director shall be elected by a vote of the majority of the votes cast with respect to that director-nominee’s election at a meeting for the election of directors at which a quorum is present. For purposes of this Section 4, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director.

(b)Subsection (a) shall not apply to any election of directors if there are more nominees for election than the number of directors to be elected, one or more of whom are properly proposed by shareholders. A nominee for director in an election to which this subsection (b) applies shall be elected by a plurality of the votes cast in such election.

(c)At each annual meeting of shareholders and any special meeting called for the election of directors, the shareholders entitled to vote shall elect the directors. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in Section 6 of Article I of these By-Laws.

Section 5.    Organization. - At all meetings of the Board of Directors, the chairman of the Board of Directors or, in the absence of the chairman, the chief executive officer or, in the absence of the chief executive officer, a director chosen by a majority of other directors, shall act as chairman of the meeting. The secretary of the Corporation shall act as secretary at all meetings of the Board of Directors. In the absence of the secretary at such meeting, the chairman of the meeting shall appoint any person to act as secretary of the meeting.

Section 6.    Vacancies. - Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. The term of office of any director so elected shall expire at the next shareholders’ meeting at which directors are elected.

Section 7.    Chairman of the Board of Directors. - The chairman of the Board of Directors shall preside at meetings of the shareholders and of the Board of Directors and shall be responsible to the Board of Directors. The chairman shall be a member of the executive committee if one is established by the Board of Directors. The chairman shall, from time to time, report to the Board of Directors on matters within his or her knowledge that the interests of the Corporation may require be brought to its notice. The chairman shall do and perform such other duties as from time to time as the Board of Directors may prescribe.

Section 8.    Place of Meeting. - Meetings of the Board of Directors, regular or special, may be held either within or without the Commonwealth of Virginia.

Section 9.    Organizational Meeting. - The annual organizational meeting of the Board of Directors shall be held immediately following adjournment of the annual meeting of shareholders and at the same place, without the requirement of any notice other than this provision of the By-Laws.

Section 10.    Regular Meetings: Notice. - Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors may from time to time determine. Notice of such meetings need not be given if the time and place have been fixed at a previous meeting.

Section 11.    Special Meetings. - Special meetings of the Board of Directors shall be held whenever called by order of the chairman of the Board of Directors. Notice of each such meeting of the Board of Directors, which need not specify the business to be transacted thereat, shall be mailed to each director, addressed to his or her residence or usual place of business, at least twenty-four hours before the day on which the meeting is to be held, or be delivered by a form of electronic transmission as previously consented to by the director to whom notice is given or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.

Section 12.    Waiver of Notice. - Whenever any notice is required to be given to a director of any meeting for any purpose under the provisions of law, the Articles of Incorporation or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to such notice, either before or after the time stated therein, shall be equivalent to the giving of such notice. A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless at the beginning of the meeting or promptly upon the director’s arrival, he or she objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 13.    Quorum and Manner of Acting. - Except where otherwise provided by law, a majority of the directors fixed by these By-Laws at the time of any regular or special meeting of the Board of Directors shall constitute a quorum for the transaction of business at such meeting, and the act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of those present may adjourn the meeting from time to time until a quorum be had.
Notice of any such adjourned meeting need not be given.

Section 14.    Order of Business. - At all meetings of the Board of Directors business may be transacted in such order as from time to time the Board of Directors may determine.

Section 15.    Committees. - In addition to the executive committee authorized by Article III of these By-Laws, other committees, consisting of two or more directors, may be designated by the Board of Directors by a resolution adopted by the greater number of (a) a majority of all directors in office at the time the action is being taken or (b) the number of directors required to take action under Article II, Section 13 hereof. Any such committee, to the extent provided in the resolution of the Board of Directors designating the committee, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except as limited by law.

ARTICLE III

Executive Committee

Section 1.    How Constituted and Powers. - The Board of Directors, by resolution adopted pursuant to Article II, Section 15 hereof, may designate two or more directors to constitute an executive committee, who shall serve at the pleasure of the Board of Directors. The executive committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all of the authority of the Board of Directors.

Section 2.    Organization, Etc. - The executive committee may choose a chairman and secretary. The executive committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

Section 3.    Meetings. - Meetings of the executive committee may be called by any member of the committee. Notice of each such meeting, which need not specify the business to be transacted thereat, shall be mailed to each member of the committee, addressed to his or her residence or usual place of business, at least two days before the day on which the meeting is to be held or shall be by a form of electronic transmission as previously consented to by the director to whom notice is given or be delivered personally or by telephone, not later than the day before the day on which the meeting is to be held.

Section 4.    Quorum and Manner of Acting. - A majority of the executive committee shall constitute a quorum for transaction of business, and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the executive committee. The members of the executive committee shall act only as a committee, and the individual members shall have no powers as such.
Section 5.    Removal. - Any member of the executive committee may be removed, with or without cause, at any time, by the Board of Directors.

Section 6.    Vacancies. - Any vacancy in the executive committee shall be filled by the Board of Directors.
ARTICLE IV
Officers

Section 1.    Officers. - The officers of the Corporation shall be a chief executive officer, a chief operating officer, a chief financial officer, a treasurer, one or more presidents, one or more vice presidents, a secretary and such other officers as may from time to time be chosen by the Board of Directors. Any two or more offices may be held by the same person.

Section 2.    Election, Term of Office and Qualifications. - All officers of the Corporation shall be chosen annually by the Board of Directors, and each officer shall hold office until a successor shall have been duly chosen and qualified or until the officer resigns or is removed in the manner hereinafter provided.

Section 3.    Vacancies. - If any vacancy shall occur among the officers of the Corporation, such vacancy shall be filled by the Board of Directors.

Section 4.    Other Officers, Agents and Employees - Their Powers and Duties. - The Board of Directors may from time to time appoint such other officers as the Board of Directors may deem necessary, to hold office for such time as may be designated by it or during its pleasure, and the Board of Directors or the chief executive officer may appoint, from time to time, such agents and employees of the Corporation as may be deemed proper, and may authorize any officers to appoint and remove agents and employees. The Board of Directors or the chief executive officer may from time to time prescribe the powers and duties of such other officers, agents and employees of the Corporation.

Section 5.    Removal. - Any officer, agent or employee of the Corporation may be removed, either with or without cause, by the Board of Directors or, in the case of any agent or employee not appointed by the Board of Directors, by an officer or employee upon whom such power of removal may be conferred by the Board of Directors or the chief executive officer.

Section 6.    [Reserved].

Section 7.    Chief Executive Officer. - The chief executive officer shall be responsible for the general management and control of the affairs and business of the Corporation. The chief executive officer shall from time to time report to the Board of Directors on matters within his or her knowledge that the interests of the Corporation may require to be brought to the Board of Directors’ notice. The chief executive officer shall be responsible to the Board of Directors and shall perform such duties as shall be assigned to him or her by the Board of Directors.

Section 8.     Chief Operating Officer. - The chief operating officer shall assist the chief executive officer in carrying out his or her duties and shall perform those duties that may from time to time be assigned to him or her.

Section 9.     Presidents and Vice Presidents. - The presidents and vice presidents of the Corporation shall assist the chief executive officer and the chief operating officer in carrying out their duties and shall perform those duties that may from time to time be assigned to them.

Section 10.    Chief Financial Officer. - The chief financial officer shall be responsible for the management and supervision of the financial affairs of the Corporation.

Section 11.    Treasurer. - The treasurer shall have charge of the funds, securities, receipts and disbursements of the Corporation. He or she shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as the Board of Directors may from time to time designate. The treasurer shall render to the Board of Directors, the chairman of the Board of Directors, the chief executive officer, the chief operating officer, and the chief financial officer, whenever required by any of them, an account of all of his or her transactions as treasurer. The treasurer shall perform such other duties as from time to time may be assigned to him or her.

Section 12.    Secretary. - The secretary shall prepare and keep the minutes of all meetings of the shareholders and of the Board of Directors in a book or books kept for that purpose. He or she shall keep in safe custody the seal of the Corporation, and shall affix such seal to any instrument requiring it. The secretary shall have charge of such books and papers as the Board of Directors may direct. He or she shall attend to the giving and serving of all notices of the Corporation and shall also have such other powers and perform such other duties as pertain to the secretary’s office, or as the Board of Directors or chief executive officer may from time to time prescribe.

Section 13.    Executive Compensation. - The Board of Directors or a specially designated committee thereof shall have authority to fix the compensation of all officers of the Corporation.

Section 14.    Temporary Duties. - In the event an officer of the Company is unavailable to perform his or her duties for any reason, and notwithstanding any provision of these By-Laws to the contrary, the Board of Directors is authorized to elect any director or officer of the Company to fill such position on a temporary basis. Any person so elected shall have such title as may be conferred by the Board of Directors; shall, unless limited by the resolution electing such person, have all the powers and duties of the office being temporarily filled as set forth in these By-Laws; and shall hold such office until the Board of Directors determines the original officer is again available to serve or until such temporary officer resigns or is removed by the Board of Directors.

ARTICLE V

Contracts, Checks, Drafts, Bank Accounts, Etc.

Section 1.     Contracts. - The chief executive officer, the chief operating officer, chief financial officer, any president or vice president and such other persons as the chief executive officer or the Board of Directors may authorize shall have the power to execute any contract or other instrument on behalf of the Corporation; no other officer, agent or employee shall, unless otherwise in these By-Laws provided, have any power or authority to bind the Corporation by any contract or acknowledgement, or pledge its credit or render it liable pecuniarily for any purpose or to any amount.

Section 2.    Loans. - The chief executive officer, the chief operating officer, chief financial officer, the treasurer, or vice president and such other persons as the chief executive officer or the Board of Directors may authorize shall have the power to effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any corporation, firm or individual, and for such loans and advances may make, execute and deliver promissory notes or other evidences of indebtedness of the Corporation, and, as security for the payment of any and all loans, advances, indebtedness and liability of the Corporation, may pledge, hypothecate or transfer any and all stocks, securities and other personal property at any time held by the Corporation, and to that end endorse, assign and deliver the same.

Section 3.    Voting of Stock Held. - The chief executive officer, the chief operating officer, chief financial officer, any president or vice president or the secretary may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name of the Corporation, to cast the votes that the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing to any action by any other such corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Corporation and under its corporate seal or otherwise such written proxies, consents, waivers or other instruments as such officer may deem necessary or proper in the premises; or the chief executive officer, the chief operating officer, chief financial officer, any president or vice president or the secretary may attend in person any meeting of the holders of stock or other securities of such other corporation and thereat vote or exercise any and all powers of the Corporation as the holder of such stock or other securities of such other corporation.

ARTICLE VI

Capital Stock

Certificates representing shares of the Corporation shall be signed by the chief executive officer and the secretary. Any and all signatures on such certificates, including signatures of officers, transfer agents and registrars, may be by facsimile. Notwithstanding the provisions of this Section, the Corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

ARTICLE VII

Control Share Acquisitions

The provisions of Article 14.1 of the Virginia Stock Corporation Act governing control share acquisitions shall not apply to acquisitions of shares of the Corporation.

ARTICLE VIII

Seal
The Board of Directors shall provide a suitable seal or seals, which shall be in the form of a circle, and shall bear around the circumference the name of the Corporation, the word “Seal” and in the center the word and figures “Virginia, 2006.”

ARTICLE IX

Fiscal Year

The fiscal year of the Corporation shall be the calendar year.

ARTICLE X

Amendment
The power to alter, amend or repeal the By-Laws of the Corporation or to adopt new By- Laws shall be vested in the Board of Directors, but By-Laws made by the Board of Directors may be repealed or changed by the shareholders, or new By-Laws may be adopted by the shareholders, and the shareholders may prescribe that any By-Laws made by them shall not be altered, amended or repealed by the directors.

ARTICLE XI

Emergency By-Laws
If a quorum of the Board of Directors cannot be readily assembled because of some catastrophic event, and only in such event, these By-Laws shall, without further action by the Board of Directors, be deemed to have been amended for the duration of such emergency, as follows:

Section 1.    Section 6 of Article II shall read as follows:

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the directors present at a meeting of the Board of Directors called in accordance with these By-Laws.

Section 2.    The first sentence of Section 11 of Article II shall read as follows:

Special meetings of the Board of Directors shall be held whenever called by order of any person having the powers and duties of the chairman of the Board of Directors.

Section 3.    Section 13 of Article II shall read as follows:

The directors present at any regular or special meeting called in accordance with these By-Laws shall constitute a quorum for the transaction of business at such meeting, and the action of a majority of such directors shall be the act of the Board of Directors, provided, however, that in the event that only one director is present at any such meeting no action except the election of directors shall be taken until at least two additional directors have been elected and are in attendance. In addition, in case of a catastrophic event, the Board of Directors may have such emergency powers as may be permitted by the Virginia Stock Corporation Act.